Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

References in this section to “we,” “our,” “us,” “the Company” and “SmartRent” generally refer to SmartRent.com, Inc. (now known as SmartRent Technologies, Inc.) and its consolidated subsidiaries prior to the business combination pursuant to the Merger Agreement dated April 21, 2021 (as amended by Amendment No. 1 to Merger Agreement, dated July 23, 2021), among FWAA, Merger Sub, and SmartRent.com, Inc. and to SmartRent, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.

Capitalized terms used but not defined in this exhibit shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Report”) filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2021 of which this is a part and, if not defined in the Report, the Proxy Statement/Prospectus.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

FWAA is a blank check company formed under the laws of the State of Delaware on November 23, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

SmartRent is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, home buyers, developers and residents. SmartRent’s operating system is designed to enable owners and operators to streamline property management and operations, lower operating costs, increase revenues, protect their assets through improved visibility and control over their properties and communities, and provide an elevated living experience for residents.

The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 combines the historical balance sheet of FWAA as of June 30, 2021 with the historical balance sheet of SmartRent as of June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited Pro Forma Condensed Combined Statements of Operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of FWAA and SmartRent for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	the merger of Merger Sub, the wholly owned subsidiary of FWAA, with and into SmartRent, with SmartRent as the surviving company;

•	the conversion of all outstanding shares of SmartRent preferred stock into SmartRent common stock that will roll over into the Post-Combination Company;

•	the conversion of all outstanding FWAA shares into FWAA common stock that will roll over into the Post-Combination Company common stock;

•	the rollover of SmartRent’s options, warrants, and RSUs into options, warrants, and RSUs in the Post-Combination Company; and

•

the issuance of the Post-Combination Company’s shares valued at $10.00 per share as follows: 157,678,300 shares SmartRent, 34,499,754 shares to FWAA, 15,500,000 shares to the Subscribers, 9,672,500 shares to the Sponsor.

The historical financial information of FWAA was derived from the unaudited financial statements of FWAA as of and for the six months ended June 30, 2021 (incorporated by reference to FWAA’s Quarterly Report on Form 10-Q filed on August 13, 2021) and from the audited financial statements for the year ended December 31, 2020, beginning on page F-2 of the Proxy Statement/Prospectus and incorporated herein by reference. The historical financial information of SmartRent was derived from the unaudited consolidated financial statements of SmartRent as of and for the six months ended June 30, 2021 (set forth in Exhibit 99.1 hereto and incorporated herein by reference) and from the audited consolidated financial statements for the year ended December 31, 2020, included in the Proxy Statement/Prospectus beginning on page F-29, which is incorporated herein by reference. This information should be read together with FWAA’s and SmartRent’s audited and unaudited financial statements and related notes, the sections titled “Other Information Related to FWAA—FWAA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “SmartRent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Report and in the Proxy Statement/Prospectus which is incorporated herein by reference.

The pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FWAA, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and SmartRent was treated as the accounting acquirer. SmartRent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	SmartRent’s existing stockholders have more than 70% of the voting interest of the Post-Combination Company

•	SmartRent’s senior management comprise the senior management of the Post-Combination Company

•	the directors nominated by SmartRent represent the majority of the board of directors of the Post-Combination Company

•	SmartRent is the larger entity based on historical revenues and business operations

•	SmartRent’s operations comprise the ongoing operations of the Post-Combination Company

•	The Post-Combination Company assumed SmartRent’s name.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which SmartRent is issuing stock for the net assets of FWAA. The net assets of FWAA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of SmartRent.

Description of the Business Combination

Pursuant to the Merger Agreement, the aggregate stock consideration issued by the Post-Combination Company in the Business Combination was $2.174 billion, consisting of 217,350,554 newly issued shares, of the Post-Combination Company valued at $10.00 per share. SmartRent received $1.58 billion in the form of 157,678,300 newly issued shares of the Post-Combination Company. FWAA public shareholders received $345.0 million in the form of 34,499,754 newly issued shares, the Subscribers received $155.0 million in the form of 15,500,000 newly issued shares, and the Sponsor received $96.7 million in the form of 9,672,500 newly issued shares in exchange for FWAA’s existing Class B common stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to FWAA shareholders	$345.0
Share issuance to Sponsor	96.7
Share issuance to SmartRent shareholders	1,576.8
Share issuance to Subscribers	155.0

Share Consideration at Closing	$2,173.5

The value of share consideration issuable at the Closing was determined by application of the Exchange Ratio of 4.88, which is based on the implied value of $10.00 per share prior to the Business Combination.

Basis of Pro Forma Presentation

The following summarizes the pro forma Post-Combination Company shares outstanding taking into consideration actual redemptions:

	Shares	% Owned
Post-Combination Company shares issued to FWAA public stockholders	34,499,754	16%
Post-Combination Company shares issued to Sponsor and certain FWAA’s directors	9,672,500	4%
Post-Combination Company shares issued in the Business Combination	157,678,300	73%
Post-Combination Company shares issued to Subscribers	15,500,000	7%

Pro Forma Common Stock at June 30, 2021	217,350,554	100%

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of FWAA and SmartRent. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information as additional information becomes available and analyses are performed. Certain amounts that appear in this section may not sum due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(In thousands)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$53,534	$655	$345,017	(1)	$503,704
			(12,075)	(2)
			(27,100)	(3)
			155,000	(4)
			(11,325)	(4)
			(2)	(5)
Accounts receivable, net	27,028	—			27,028
Inventory	21,701	—			21,701
Deferred cost of revenues, current portion	7,645	—			7,645
Prepaid expenses and other current assets	11,220	1,353	(2,783)	(3)	9,790

Total current assets	121,128	2,008	446,732		569,868

Cash held in trust account	—	345,017	(345,017)	(1)	—
Property and equipment, net	1,292	—			1,292
Deferred cost of revenues	13,394	—			13,394
Goodwill	4,162	—			4,162

Other long-term assets	1,281	—			1,281

Total assets	$141,257	$347,025	$101,715		$589,997

Current liabilities
Accounts payable	4,864	337	(1,085)	(3)	4,116
Accrued expenses and other current liabilities	7,769	2,119	(2,954)	(3)	6,934
Due to related party	—	15			15
Franchise tax payable	—	98			98
Deferred revenues, current portion	35,066	—			35,066

Current portion of long-term debt	1,652	—			1,652

Total current liabilities	49,351	2,569	(4,039)		47,881
Long-term debt, net	2,343	—			2,343
Deferred revenues	39,439	—			39,439
Other long-term liabilities	273	—			273
Deferred underwriting commissions in connection with the initial public offering	—	12,075	(12,075)	(2)	—

Total liabilities	91,406	14,644	(16,114)		89,936

Convertible preferred stock	146,225	—	(146,225)	(9)	—
Common stock subject to redemption	—	327,380	(327,380)	(10)	—
Common stock	—	—			—
Class A common stock	—	—	2	(4)	20
			—	(5)
			15	(6)
			2	(9)
			1	(7)
Class B common stock	—	1	(1)	(7)	—
Additional paid-in capital	5,416	8,272	154,998	(4)	607,865
			(11,325)	(4)
			(19,809)	(3)
			(2)	(5)
			(15)	(6)
			(3,273)	(8)
			146,223	(9)
			327,380	(10)
Accumulated other comprehensive income (loss)	170	—			170
Accumulated deficit	(101,960)	(3,273)	3,273	(8)	(107,995)
			(6,035)	(3)

Total stockholders’ (deficit) equity	(96,374)	5,000	591,434		500,061

Total liabilities, convertible preferred stock, and stockholders’ (deficit) equity	$141,257	$347,025	$101,715		$589,997

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(In thousands, except per share amounts)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Hardware	$26,427	$—	$—		$26,427
Professional services	7,165	—	—		7,165
Hosted services	7,245	—	—		7,245

Total revenue	40,837	—	—		40,837
Cost of Revenue
Hardware	24,657	—	—		24,657
Professional services	11,734	—	—		11,734
Hosted services	4,577	—	—		4,577

Total cost of revenue	40,968	—	—		40,968
Operating expenses
Research and development	7,176	—	—		7,176
Sales and marketing	4,146	—	—		4,146
General and administrative	7,763	3,186	(2,970	)(A)	7,979
Franchise tax expense	—	98	—		98

Total operating expenses	19,085	3,284	(2,970)		19,399

Loss from operations	(19,216)	(3,284)	2,970		(19,530)
Income from investments held in Trust Account		17	(17	)(B)	—
Other expense:
Interest expense	(142)	—	—		(142)
Other income (expense), net	127	—	—		127

Loss before income taxes	(19,231)	(3,267)	2,953		(19,545)

Provision for income taxes	87	—	—		87

Net (loss) income	(19,318)	$(3,267)	$2,953		$(19,632)

Foreign currency translation adjustment	(65)	—	—		(65)
Comprehensive loss	$(19,383)	$(3,267)	$2,953		$(19,697)

Net loss attributable to common stockholders	$(19,318)				$(19,632)

Weighted average redeemable common shares outstanding, basic and diluted		32,738,037			193,716,196

Basic and diluted net income (loss) per share		$(0.10)			$(0.10)

Weighted average non-redeemable common shares outstanding, basic and diluted	1,990,000	11,434,463

Basic and diluted net income (loss) per share	$(9.71)	$(0.29)

(A)

Reflects the reversal of transaction costs incurred by FWAA during the six months ends June 30, 2021 that were reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, including, but not limited to, advisory fees, legal fees, and registration fees. This is a non-recurring item.

(B)	Reflects the elimination of investment income from the Trust Account.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except per share amounts)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Hardware	$31,978	$—	$—		$31,978
Professional services	12,304	—	—		12,304
Hosted services	8,252	—	—		8,252

Total revenue	52,534	—	—		52,534
Cost of Revenue
Hardware	$35,225	$—	$—		$35,225
Professional services	16,176	—	—		16,176
Hosted services	5,430	—	—		5,430

Total cost of revenue	56,831	—	—		56,831
Operating expenses
Research and development	9,406	—	—		9,406
Sales and marketing	5,429	—	—		5,429
General and administrative	16,584	6	9,004	(A)	25,594
Franchise tax expense	—	1	—		1

Total operating expenses	31,419	7	9,004		40,430

Loss from operations	(35,716)	(7)	(9,004)		(44,727)
Other expense:
Interest expense	559	—	—		559
Other expense, net	685	—	—		685

Loss before income taxes	(36,960)	(7)	(9,004)		(45,971)

Provision for income taxes	149	—	—		149

Net (loss) income	$(37,109)	$(7)	$(9,004)		$(46,120)

Foreign currency translation adjustment	235	—	—		235
Comprehensive loss	$(36,874)	$(7)	$(9,004)		$(45,885)

Net loss attributable to common stockholders	$(37,109)				$(46,120)

Weighted average redeemable common shares outstanding, basic and diluted		33,066,841			193,716,196

Basic and diluted net income loss) per share		$0.00			$(0.24)

Weighted average non-redeemable common shares outstanding, basic and diluted	1,550,000	11,105,659

Basic and diluted net income (loss) per share	$(23.94)	$0.00

(A)	Reflects the transaction costs incurred by FWAA in 2021 including, but not limited to, advisory fees, legal fees, and registration fees. This is a non-recurring item.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FWAA, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and SmartRent was treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) SmartRent’s existing stockholders have more than 70% of the voting interest of the Post-Combination Company; (ii) SmartRent’s senior management comprise the senior management of the Post-Combination Company; (iii) the directors nominated by SmartRent represent the majority of the board of directors of the Post-Combination Company; (iv) SmartRent is the larger entity based on historical revenues and business operations; and (v) SmartRent’s operations comprise the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which SmartRent is issuing stock for the net assets of FWAA. The net assets of FWAA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of SmartRent. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of SmartRent as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

FWAA’s unaudited Balance Sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, incorporated by reference to FWAA’s Quarterly Report on Form 10-Q filed on August 13, 2021; and

•

SmartRent’s unaudited Consolidated Balance Sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021, set forth in Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 have been prepared using, and should be read in conjunction, with the following:

•

FWAA’s unaudited and audited Statement of Operations for the six months ended June 30, 2021 and the year ended December 31, 2020, beginning on page F-2 of the Proxy Statement/Prospectus and incorporated herein by reference; and

•

SmartRent’s unaudited and audited Consolidated Statement of Operations and Comprehensive Loss for the six months ended June 30, 2021 and for the year ended December 31, 2020, and the related notes included in the Proxy Statement/Prospectus beginning on page F-29, which is incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of FWAA and SmartRent, which are incorporated herein by reference.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. SmartRent and FWAA have not had any historical relationship prior to the Business Combination, other than the investment by Fifth Wall Fund II (an affiliate of the Sponsor) in the SmartRent Series C Preferred Stock financing in March 2020. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination had been completed on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)	Reflects the reclassification of cash and cash equivalents held in the Trust Account that became available in connection with the Business Combination.

(2)	Reflects the settlement of deferred underwriters’ fees incurred during the FWAA IPO that were due upon completion of the Business Combination.

(3)

Reflects the transaction costs incurred by SmartRent and FWAA subsequent to June 30, 2021 including, but not limited to, advisory fees, legal fees, and registration fees that were paid in connection with the consummation of the Business Combination. This adjustment includes the reclassification of $2.8 million of deferred transaction costs incurred by SmartRent for accounting, legal, and advisory fees that are included in the $19.8 million reduction of additional paid-in capital since they are direct and incremental costs associated with the Business Combination. These amounts are excluded from cash as the costs were previously reflected in the historical cash balance of SmartRent. This adjustment also includes the write-off of $4.0 million of accounts payable and accrued expenses recognized by FWAA and SmartRent for accounting, legal, and advisory fees. Approximately $1.1 million of the amount is included in the $19.8 million reduction of additional paid-in capital since the amounts are direct and incremental costs associated with the Business Combination. The remaining $2.9 million is included in accumulated deficit as the costs are not direct and incremental to the Business Combination. The total increase to accumulated deficit of $6.0 million is related to the transaction costs incurred by FWAA in 2021 including, but not limited to, advisory fees, legal fees and registration fees. These transaction costs are also reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as an adjustment to general and administrative expense.

(4)

Represents the proceeds from the issuance of 15,500,000 shares of the Post-Combination Company at $10.00 per share to the Subscribers, offset by the PIPE placement fees of $11.3 million. The costs related to the issuance of the PIPE investment are adjusted against additional paid-in capital.

(5)

Reflects the actual redemptions of 246 public shares for aggregate redemption payments of $2,460 allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

(6)

Reflects the recapitalization of SmartRent through (a) the contribution of all the share capital in SmartRent to FWAA in the amount of $5.4 million and (b) the issuance of 157,678,300 shares of FWAA Class A common stock at par value of $0.0001.

(7)	Reflects the conversion of FWAA Class B common stock held by the initial stockholders to shares of FWAA Class A common stock.

(8)	Reflects the elimination of the historical accumulated deficit of FWAA, the legal acquirer, in the amount of $3.3 million.

(9)	Represents the conversion of SmartRent’s convertible preferred stock immediately prior to the consummation of the Business Combination into SmartRent common stock.

(10)

Represents the reclassification of historical FWAA’s Class A common stock previously subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Business Combination.

4.	Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared taking into consideration actual redemptions:

(Net loss presented in thousands of dollars)
	Six Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
Pro forma net loss	$(19,632)	$(46,120)
Weighted average shares outstanding, basic and diluted	193,716,196	193,716,196
Net loss per share - Basic and Diluted	$(0.10)	$(0.24)
Basic weighted average shares outstanding
Post-Combination Company shares issued to SmartRent	134,043,942	134,043,942
Post-Combination Company shares issued to FWAA public shareholders	34,499,754	34,499,754
Post-Combination Company shares issued to Subscribers	15,500,000	15,500,000
Post-Combination Company shares issued to Sponsor and certain FWAA directors	9,672,500	9,672,500

	193,716,196	193,716,196

As a result of the pro forma net loss, the net loss per share amounts exclude the anti-dilutive impact from the following securities:

•	The 10,457,305 rollover options outstanding, of which 7,089,184 are vested and 3,368,121 are unvested.

•	The 5,689,731 rollover warrants outstanding, of which 153,027 are vested and 5,536,704 are unvested.

•	The 7,487,299 rollover RSUs outstanding, of which all are unvested.